UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2017

AUDIOEYE, INC.

DELAWARE	333-177463	20-2939845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(Address of principal executive offices)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On January 4, 2017, AudioEye, Inc. (“AudioEye” or the “Company”) issued a press release reporting cash contract sales bookings of $1.93 million in 2016, up from $0.321 million in 2015. A copy of the press release is furnished herewith as Exhibit 99.1.

AudioEye today announced that increased adoption of accessibility technologies in key target markets such as government, education, banking, retail, and human resources contributed to an approximate six-fold increase in its 2016 cash contract sales bookings compared to 2015.

Non-GAAP Financial Measures

AudioEye has provided in this release information related to bookings that has not been prepared in accordance with GAAP. AudioEye uses this non-GAAP financial measure internally in analyzing its financial results and believes it is useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Our use of non-GAAP financial measures may not be consistent with the presentations by similar companies in our industry.

Bookings are comprised of the total value of new customer contracts closed during a specified period, including license, maintenance, services, term license and subscription renewals, that we believe to be firm commitments to provide our software solutions and related services. Bookings by their nature are significantly based on estimates and judgments that we make regarding total contract values, and our bookings growth projections are not meant as a substitute measure for revenue in accordance with GAAP. We believe our annual bookings growth projection is useful to investors as an additional means to reflect our annual business performance.

These non-GAAP estimates are not measurements of financial performance prepared in accordance with GAAP, and we are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information described above which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Item 7.01 Regulation FD Disclosure

On January 4, 2017, the Company announced that Executive Chairman Dr. Carr Bettis recently acquired 714,286 shares of AudioEye common stock in private transactions at an average price of $0.14 per share. The shares were acquired via CSB IV US Holdings, LLC, an entity managed by Dr. Bettis and owned by his family.

Item 8.01 Other Events

On January 4, 2017, the Company issued a press release reporting cash contract sales bookings of $1.93 million in 2016, up from $0.321 million in 2015. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Exhibits

Exhibit 99.1 Press Release dated January 4, 2017.

The information furnished in this Current Report under Item 2.02, Item 8.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities of Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2017	AUDIOEYE, INC.

	By:	/s/ TODD BANKOFIER
Todd Bankofier, Chief Executive Officer

Index to Exhibits

Exhibit No.	Description
99.1	Press Release dated January 4, 2017.